Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350, as adopted), Robert P. Akins, Chief Executive Officer of Cymer, Inc., a Nevada corporation (the “Registrant”), hereby certifies that, to the best of his knowledge:

1.                                       The Registrant’s quarterly report on Form 10-Q for the period ended June 30, 2004, to which this certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents in all material respects the financial condition and results of operations of the Registrant.

In Witness Whereof, the undersigned has set his hand hereto as of the 4th day of August, 2004.

/s/Robert P. Akins
Robert P. Akins, Chief Executive Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Cymer, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.